Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4, MASTER ASSIGNMENT, AND AGREEMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 4, Master Assignment, and Agreement to Amended and Restated Credit Agreement (this “Agreement”) dated as of August 9, 2018 (the “Effective Date”), is among Jagged Peak Energy LLC, a Delaware limited liability company (the “Borrower”), Jagged Peak Energy Inc., a Delaware corporation (the “Guarantor”), Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”), the Lenders (as defined below), the Assignors (as defined below), and the Assignees (as defined below).
RECITALS
A.    Reference is made to that certain Amended and Restated Credit Agreement dated as of February 1, 2017 (as amended, supplemented or otherwise modified by that certain Amendment No. 1, Master Assignment and Agreement to Amended and Restated Credit Agreement dated as of October 26, 2017, Amendment No. 2, Limited Waiver, Master Assignment, and Agreement to Amended and Restated Credit Agreement dated as of March 21, 2018, Limited Consent and Agreement dated as of April 20, 2018, Amendment No. 3 to Amended and Restated Credit Agreement dated as of June 15, 2018, and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among the Borrower, the Administrative Agent, the Issuing Lender and the financial institutions party thereto as lenders from time to time (the “Lenders”). Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
B.     Subject to the terms and conditions set forth herein, (i) Deutsche Bank AG New York Branch (the “Exiting Lender”) has agreed to assign all of its rights and obligations to the other Lenders, (ii) the Lenders, other than the Exiting Lender (each an “Existing Lender” and collectively, the “Existing Lenders”) wish to reallocate the percentage of their rights and obligations under the Credit Agreement as a Lender among themselves as set forth on Schedule I hereto, and (iii) the Existing Lenders have agreed to increase the Borrowing Base from $540,000,000 to $825,000,000, subject to their increased Aggregate Elected Commitments (as set forth on Schedule I hereto) of $540,000,000.
C.    The parties hereto wish to (i) increase the Borrowing Base and the Aggregate Elected Commitments, and (ii) amend the Credit Agreement as set forth herein.
THEREFORE, the parties hereto hereby agree as follows:
Section 1.Defined Terms; Other Definitional Provisions. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “including” means “including, without limitation,”. Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.
Section 2.Master Assignment. In lieu of executing and delivering an Assignment and Assumption, each of the Exiting Lender and the Existing Lenders whose Pro Rata Share of the Commitments is decreasing in connection herewith (each an “Assignor” and, collectively, the “Assignors”) and each Existing Lender whose Pro Rata Share of the Commitments is increasing in connection herewith (each an “Assignee” and, collectively, the “Assignees”) hereby agree to, and Borrower hereby accepts, the following:
(a)Assignment. For an agreed consideration, each Assignor hereby irrevocably sells and assigns to the respective Assignees, and each Assignee hereby irrevocably purchases and assumes from the respective Assignors, subject to and in accordance with the terms hereof and the Credit Agreement, as of the Effective Date (i) such Pro Rata

Share in and to all of the respective Assignors’ rights and obligations in their respective capacities as Existing Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and Pro Rata Share identified in Schedule I hereto that would result in Assignors and Assignees having the respective Commitments (and applicable Pro Rata Share thereof) set forth in Schedule I attached hereto (including without limitation any letters of credit and guaranties provided in connection with the Credit Agreement), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Exiting Lender or Existing Lenders, as the case may be) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to, and in proportion to, the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to any Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as an "Assigned Interest" and referenced on Schedule I). Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Agreement, without representation or warranty by any Assignor. Notwithstanding anything else provided herein and for the avoidance of doubt, after giving effect hereto and the assignments and the assumptions contemplated hereby, the Exiting Lender shall have no Commitment or Elected Commitment under, or Pro Rata Share in respect of, the Credit Agreement and shall not be listed in Schedule I hereto.
(b)Representations and Warranties of Assignor. Each Assignor (i) represents and warrants that (A) it is the legal and beneficial owner of the relevant Assigned Interest, (B) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (C) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (C) the financial condition of the Borrower, its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (D) the performance or observance by the Borrower, its Subsidiaries or Affiliates or any other Person of any of its obligations under any Credit Document.
(c)Representations and Warranties of Assignee. Each Assignee (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become (or remain, as the case may be) a Lender under the Credit Agreement, (B) it meets all the requirements to be an assignee under Section 10.7 of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.7 of the Credit Agreement), (C) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the relevant Assigned Interest, shall have the obligations of a Lender thereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (E) it has received a copy of the Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.2 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, (F) it has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and to purchase such Assigned Interest, and (G) if it is not incorporated under the laws of the United States of America or a state thereof, on or prior to the date hereof, it has delivered to the Administrative Agent any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent, any Assignor, or any other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.
(d)Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant

Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignors and Assignees shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.
(e)Consent; Waiver of Administrative Fees. The Administrative Agent, the Issuing Lender and the Borrower hereby consent to each Assignor’s assignment of the Assigned Interests to the respective Assignees, and waive any other conditions to the effectiveness of such assignment that are not expressly set forth in this Agreement, and agree that the terms of this Agreement shall constitute an Assignment and Assumption. The Administrative Agent hereby consents to a one-time waiver of the $3,500 administrative fees that would otherwise be payable by each Assignee pursuant to Section 10.7(b)(iv) of the Credit Agreement as a result of the assignment provided for herein.
Section 3.Amendment to Credit Agreement. Schedule I of the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Schedule I. The information set forth in the column “Elected Commitment” on such amended Schedule I is hereby deemed to satisfy the requirement that the applicable Existing Lenders deliver an Elected Commitment Increase Certificate in accordance with Section 2.1(d) of the Credit Agreement.
Section 4.Borrowing Base Increase. Subject to the terms of this Agreement, the parties hereto hereby agree that, as of the Effective Date, the Borrowing Base is hereby increased from $540,000,000 to $825,000,000, and the Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined or adjusted in accordance with the Credit Agreement, as amended hereby. The redetermination of the Borrowing Base pursuant to this Section 4 shall constitute the Quarterly Redetermination to occur on or about July 1, 2018, as provided in Section 2.2(c)(iii) of the Credit Agreement.
Section 5.Representations and Warranties. Each Credit Party represents and warrants that, as of the date hereof (after giving effect to the Waiver): (a) the representations and warranties of such Credit Party contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the Effective Date as if made on and as of such date, except that any representation and warranty which by its terms is made as of a specified date is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within such Credit Party’s powers and have been duly authorized by all necessary corporate, limited liability company, or partnership action; (d) this Agreement constitutes the legal, valid, and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity whether applied by a court of law or equity; (e) the execution, delivery and performance of this Agreement by such Credit Party do not require any authorization or approval or other action by, or any notice or filing with, any Governmental Authority other than those that have been obtained or provided and other than filings delivered hereunder to perfect Liens created under the Security Documents; and (f) the Liens under the Security Documents are valid and subsisting and secure the obligations under the Credit Documents.
Section 6.Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
(a)The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement, duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantor, the Administrative Agent, the Issuing Lender, each of the Lenders, the Assignors, and the Assignees.
(b)The Administrative Agent shall have received an amended and restated Note payable to each Lender requesting an amended and restated Note in the amount of its Commitment, after giving effect to this Agreement, duly and validly executed and delivered by a duly authorized officer of the Borrower.

(c)The Borrower shall have paid (i) to the Administrative Agent all reasonable out-of-pocket costs and expenses that have been invoiced and are payable pursuant to Section 10.1 of the Credit Agreement and (ii) all other fees and expenses as agreed in writing.
(d)The Administrative Agent shall have received duly executed Mortgages, or supplements to existing Mortgages, in form and substance reasonably satisfactory to the Administrative Agent, encumbering not less than 90% (by PV10) of the Credit Parties’ Proven Reserves and 90% (by PV10) of the Credit Parties’ PDP Reserves, in each case, as described in the most recently delivered Engineering Report.
(e)The Administrative Agent shall have received satisfactory title information and be satisfied in its sole discretion with the title to the Oil and Gas Properties included in the Borrowing Base, and that such Oil and Gas Properties constitute (i) not less than 80% (by PV10) of the Credit Parties’ Proven Reserves evaluated in the most recently delivered Engineering Report and (ii) that the Credit Parties have good and marketable title to their Oil and Gas Properties, subject to no other Liens (other than Permitted Liens).
(f)The Administrative Agent shall have received the following, duly executed by all the parties thereto, as applicable, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:
(i.)a certificate from a Responsible Officer of the Borrower and the Parent dated as of the Effective Date stating that as of such date (A) all representations and warranties of any Credit Party set forth in this Agreement and in each of the other Credit Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties contained in Section 4.20 of the Credit Agreement and any representations and warranties that already are qualified or modified by materiality in the text thereof) on such date, except that any representation and warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties contained in Section 4.20 of the Credit Agreement and any representations and warranties that already are qualified or modified by materiality in the text thereof) only as of such specified date, (B) no Default has occurred and is continuing and (C) the secretary’s certificate delivered in connection with the Credit Agreement remains, with respect to the Borrower and the Guarantor, true and correct in all material respects;
(ii.)certificates of good standing for each Credit Party in each state in which each such Person is organized or qualified to do business, which certificate shall be (A) dated a date not earlier than 10 days prior to the Effective Date or (B) otherwise effective on the Effective Date;
(iii.)a legal opinion of Vinson & Elkins, L.L.P. as outside counsel to the Credit Parties, in form and substance reasonably acceptable to the Administrative Agent; and
(iv.)appropriate UCC-3 financing statements, if any, necessary or desirable for filing with the appropriate authorities and any other documents, agreements, or instruments necessary to create, perfect or maintain an Acceptable Security Interest in the Collateral described in the Security Agreement;
(g)The Credit Parties shall have received any consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which such Credit Party is a party, in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Credit Documents.
(h)No action, suit, investigation or other proceeding (including without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, any other credit agreement, or any transaction contemplated hereby or thereby or (ii) which could reasonably be expected to result in a Material Adverse Change.

(i)The Administrative Agent shall have received such other documents, governmental certificates, agreements, and lien searches as the Administrative Agent or any Lender may reasonably request.
Section 7.Acknowledgments and Agreements.
(a)Each Credit Party acknowledges that on the date hereof all outstanding Secured Obligations are payable in accordance with their terms and each Credit Party waives any set-off, counterclaim, recoupment, defense, or other right, in each case, existing on the date hereof, with respect to such Secured Obligations. Each party hereto does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect, and each Credit Party acknowledges and agrees that its respective liabilities and obligations under the Credit Agreement, as amended herby, and the other Credit Documents are not impaired in any respect by this Agreement.
(b)The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Credit Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Credit Documents, (ii) any of the agreements, terms or conditions contained in any of the Credit Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender, or any Lender with respect to the Credit Documents, or (iv) the rights of the Administrative Agent, the Issuing Lender, or any Lender to collect the full amounts owing to them under the Credit Documents.
(c)This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
Section 8.Reaffirmation of the Guaranty. The Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under Article IX of the Credit Agreement are in full force and effect and that the Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all the Guaranteed Obligations (as defined in Section 9.1(a) of the Credit Agreement), and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by the Guarantor under Article IX of the Credit Agreement or otherwise, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Credit Documents.
Section 9.Reaffirmation of Liens. Each Credit Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Document to which it is a party, and agrees that each such Security Document will continue in full force and effect to secure the Secured Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Documents are valid, enforceable and subsisting and create an Acceptable Security Interest to secure the Secured Obligations.
Section 10.Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 11.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 12.Severability. In case one or more of the provisions of this Agreement shall for any reason be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or in the other Credit Documents shall not be affected or impaired thereby.

Section 13.Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).
Section 14.Entire Agreement. This Agreement, the Credit Agreement, the Notes, and the other Credit Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.
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EXECUTED to be effective as of the date first above written.

BORROWER:

JAGGED PEAK ENERGY LLC

By:	/s/ CHRISTOPHER HUMBER
Name:	Christopher Humber
Title:	Executive Vice President, General Counsel and Secretary

GUARANTOR:

JAGGED PEAK ENERGY INC.

By:	/s/ CHRISTOPHER HUMBER
Name:	Christopher Humber
Title:	Executive Vice President, General Counsel and Secretary

Signature Page to Amendment No. 4

ADMINSTRATIVE AGENT/ISSUING
LENDER/LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender, and an Existing Lender

By:	/s/ ZACHARY KRAMER
Name:	Zachary Kramer
Title:	Vice President

Signature Page to Amendment No. 4

LENDERS:

FIFTH THIRD BANK, as an Existing Lender

By:	/s/ JONATHAN H. LEE
Name:	Jonathan H. Lee
Title:	Director

Signature Page to Amendment No. 4

ABN AMRO CAPTIAL USA LLC, as an Existing Lender

By:	/s/ DARRELL HOLLEY
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ MICHAELA BRAUN
Name:	Michaela Braun
Title:	Director

Signature Page to Amendment No. 4

KEYBANK NATIONAL ASSOCIATION, as an Existing Lender

By:	/s/ GEORGE E. MCKEAN
Name:	George E. McKean
Title:	Senior Vice President

Signature Page to Amendment No. 4

FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as an Existing Lender

By:	/s/ JOHN B. LANE
Name:	John B. Lane
Title:	Executive Vice President

Signature Page to Amendment No. 4

CITIBANK, N.A., as an Existing Lender

By:	/s/ CLIFF VAZ
Name:	Cliff Vaz
Title:	Vice President

Signature Page to Amendment No. 2

JPMORGAN CHASE BANK, N.A., as an Existing Lender

By:	/s/ DAVID MORRIS
Name:	David Morris
Title:	Authorized Officer

Signature Page to Amendment No. 2

GOLDMAN SACHS BANK USA, as an Existing Lender

By:	/s/ JAMIE MINIERI
Name:	Jamie Minieri
Title:	Authorized Signatory

Signature Page to Amendment No. 2

UBS AG, STAMFORD BRANCH, as an Existing Lender

By:	/s/ DARLENE ARIAS
Name:	Darlene Arias
Title:	Director

By:	/s/ NIMA GANDHI
Name:	Nima Gandhi
Title:	Associate Director

Signature Page to Amendment No. 2

BMO HARRIS BANK N.A., as an Existing Lender

By:	/s/ MELISSA GUZMANN
Name:	Melissa Gusmann
Title:	Director

Signature Page to Amendment No. 2

ROYAL BANK OF CANADA, as an Existing Lender and an Assignee

By:	/s/ KRISTAN SPIVEY
Name:	Kristen Spivey
Title:	Authorized Signatory

Signature Page to Amendment No. 2

COMERICA BANK, as an Existing Lender

By:	/s/ JEFFREY M. LABAUVE
Name:	Jeffrey M. LaBauve
Title:	Vice President

Signature Page to Amendment No. 2

DEUTSCHE BANK AG NEW YORK BRANCH, solely as the Existing Lender and Assignor for purposes of Section 2 hereof

By:	/s/ ALICIA SCHUG
Name:	Alicia Schug
Title:	Vice President

By:	/s/ MARGUERITE SUTTON
Name:	Marguerite Sutton
Title:	Vice President

Signature Page to Amendment No. 2

U.S. BANK NATIONAL ASSOCIATION, as an Existing Lender

By:	/s/ JOHN C. LOZANO
Name:	John C. Lozano
Title:	Senior Vice President

Signature Page to Amendment No. 2

BOKF, NA, as an Existing Lender

By:	/s/ SONJA BORODKO
Name:	Sonja Borodko
Title:	Senior Vice President

Signature Page to Amendment No. 2

SCHEDULE I
Commitments, Contact Information

ADMINISTRATIVE AGENT/ ISSUING LENDER
Wells Fargo Bank, National Association	Address:	1700 Lincoln St., 6th Floor Denver, CO 80203
	Attn:	Oleg Kogan
	Telephone:	303-863-5367
	Facsimile:	303-863-5196
	Email:	Oleg.Kogan@wellsfargo.com
CREDIT PARTIES
Borrower/Guarantors	Address:	1401 Lawrence Street Suite 1800
	Attn:	Bob Howard
	Telephone:	720-215-3660
	Facsimile:	720-215-3690
	Email:	bhoward@jaggedpeakenergy.com

Lender	Commitment	Elected Commitment	Pro Rata Share
Wells Fargo Bank, National Association	$173,611,111.11	$62,500,000.00	11.57407407%
Fifth Third Bank	$145,833,333.33	$52,500,000.00	9.72222222%
ABN AMRO Capital USA LLC	$145,833,333.33	$52,500,000.00	9.72222222%
Citibank, N.A.	$145,833,333.33	$52,500,000.00	9.72222222%
JPMorgan Chase Bank, N.A.	$145,833,333.33	$52,500,000.00	9.72222222%
KeyBank National Association	$145,833,333.33	$52,500,000.00	9.72222222%
Royal Bank of Canada	$111,111,111.12	$40,000,000.00	7.4074074%
Goldman Sachs Bank USA	$97,222,222.22	$35,000,000.00	6.48148148%
UBS AG, Stamford Branch	$97,222,222.22	$35,000,000.00	6.48148148%
First Tennessee Bank National Association	$83,333,333.33	$30,000,000.00	5.55555556%
BMO Harris Bank N.A.	$55,555,555.56	$20,000,000.00	3.70370370%
Comerica Bank	$55,555,555.56	$20,000,000.00	3.70370370%
U.S. Bank National Association	$55,555,555.56	$20,000,000.00	3.70370370%
BOKF, NA	$41,666,666.67	$15,000,000.00	2.77777778%
Total:	$1,500,000,000.00	$540,000,000.00	100%

Schedule I